EXHIBIT 16.1
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                               HAYS & COMPANY LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                       Globally: MOORE STEPHENS HAYS LLP


DAVID A. LIFSON, CPA
EDWARD A. KUCZMARSKI, CPA
JOHN A. BASILE, CPA                                      477 MADISON AVENUE NEW
RONALD B. HEGT, CPA                                      YORK, NY 10022-5892
STUART M. FRIEDMAN, CPA                                  TELEPHONE: 212-572-5500
MARTIN R. KLEIN, CPA                                     FACSIMILE: 212-572-5572
CAROL S. MESSMAN, CPA                                    www.haysco.com
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October 24, 2005



Securities and Exchange Commission 100 F
Street, N.E.
Washington, D.C. 20549


Dear Sir or Madam:

We have read Item 4.01 of the MM' Group, Inc. Form 8-K, a copy of which the registrant provided to us on October 20, 2005. We are in agreement with the statements regarding our firm contained in the first sentence of paragraph (a) and the second paragraph of that Item. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,


/s/ Hays & Company LLP
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Hays & Company LLP




















  A MEMBER OF MOORE STEPHENS INTERNATIONAL LIMITED AS: MOORE STEPHENS HAYS LLP

  MOORE STEPHENS INTERNATIONAL LIIvIITED IS A GROUP OF INDEPENDENT FIRMS WITH
    OFFICES IN PRINCIPAL CITIES WITHIN NORTH AMERICA AND THROUGHOUT THE WORLD